EXHIBIT 23.3 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated April 15, 2013, with respect to the consolidated financial statements of United Development Funding, L.P. as of December 31, 2012 and 2011, and for the years then ended, as an exhibit to the Annual Report on Form 10-K of United Mortgage Trust for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP

Dallas, Texas

April 15, 2013